EXHIBIT 10.40

                         LOAN AGREEMENT

            GERALDTON NAVIGATION COMPANY INCORPORATED
                           as Borrower
                 HAYES NAVIGATION CO. PTE. LTD.
                          as Shipowner
                               and
                     LARSEN SHIP FINANCE CO.
                            as Lender



          THIS LOAN AGREEMENT dated as of November 12, 1993 by and between: Geraldton Navigation Company Incorporated, a Panamanian corporation having a registered address at Arosemena & Diaz, Comosa Building, Samuel Lewis and Manuel M. Ycaza Avenues, Panama City, Republic of Panama, as Borrower; Hayes Navigation Co. Pte. Ltd., a Singaporean corporation having a registered address at 100 Beach Road, 23-00 Shaw Towers, Singapore 0718, as Owner; and Larsen Ship Finance Co., a Liberian corporation having a registered address at 80 Broad Street Monrovia, Republic of Liberia, as Lender.

                         WITNESSETH

          WHEREAS, Borrower has entered into a certain shipbuilding contract dated November 27, 1991 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") with Sumitomo Corporation, a Japanese corporation ("Contractor"), for the construction by Contractor's subcontractor, Oshima Shipbuilding Co., Ltd., a Japanese corporation ("Builder"), of one
(1) Panamax bulk carrier designated as Builder's Hull No. 10161 to be named the M/V "Maritime OMI" (the "Vessel");

          WHEREAS, the Owner is a wholly owned subsidiary of Borrower;

          WHEREAS, pursuant to the terms of an Assignment and Amendment Agreement dated as of March 16, 1992, the Purchase
Agreement was assigned by the Borrower to the Owner;

          WHEREAS, under the terms of the Purchase Agreement, the Vessel is scheduled to be delivered by Contractor to Owner on or before January 31, 1994;

          WHEREAS, Borrower has agreed to provide the Owner with the funds to finance the Owner's costs related to the construction of the Vessel;

          WHEREAS, Borrower desires to borrow from Lender, and Lender is willing to loan to Borrower, an amount up to the United States Dollar equivalent of sixty-five percent (65%) of the Contract Price for the Vessel of Japanese Yen Four Billion Three Hundred Million (Y4,300,000,000) but not to exceed Twenty-six Million United States Dollars (US$26,000,000.00) which amount shall be provided by Borrower to the Owner to partially finance the construction cost and acquisition of the Vessel all in accordance with the terms and subject to the conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                       ARTICLE I

                      DEFINITIONS

Section 1.01 Definitions

          As used herein, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Borrower" means Geraldton Navigation Company
Incorporated, a Panamanian corporation, and its successors and assigns.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York (U.S.A.), Hong
Kong, London (United Kingdom) or Tokyo (Japan) are authorized or required by law to close.

          "Classification Society" means Nippon Kaiji Kyokai.

          "Commitment" means the amount set forth in Section 2.01 hereof, or where the context so requires, the obligation of the Lender to lend to the Borrower up to such amount subject to the terms and conditions of this Agreement.

          "Commitment Period" means the period commencing on the date of this Agreement first above written and terminating on the earlier of (i) August 31, 1994, or (ii) the date on which the Lender's obligation to lend hereunder terminates in accordance with the terms and conditions of this Agreement.

          "Contract Price" means Japanese Yen Four Billion Three
Hundred Million (Y4,300,000,000).

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee or charterer under capital leases or ship charter party agreements,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and
(vi) all Debt of others directly or indirectly guaranteed by such Persons (by way of take-or-pay or financial maintenance arrangements or otherwise).

          "Delivery Date" means the date (such date to be a Business Day) on which the Vessel is delivered by Contractor and Builder to the Owner seaworthy and ready for immediate commercial service in accordance with the terms and conditions of, including the specifications set forth in, the Purchase Agreement and the terms and conditions provided for in the Protocol of Delivery and Acceptance and other documents required by Article VII of the Purchase Agreement to be delivered or obtained on or prior to the delivery of the Vessel.

          "Drawdown Date" means either the First Drawdown Date or the Second Drawdown Date as the context requires.

          "Event of Default" has the meaning set forth in Section
9.01 hereof.

          "Final Contract Price" means the price of the Vessel on the Delivery Date as determined in accordance with the terms of the Purchase Agreement without reference to any post delivery adjustments.

          "First Drawdown Date" means the date that is two (2)
Business Days after the date Vessel is launched at the Builder's shipyard.

          "Funding Loss" has the meaning set forth in Section 7.02 hereof.

          "Guarantor" or "Guarantors" means OMI Corp., a Delaware corporation, having its principal place of business at 90 Park Avenue, New York, New York 10016, U.S.A. ("OMI"); IMC HOLDINGS LIMITED, a Bermuda corporation, having its registered office at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda ("IMCH"); and IMC Development & Management Ltd., a Hong Kong corporation, having its principal place of business at Suite 703, One Pacific Place, 88 Queensway, Hong Kong ("IMCDM").

          "Guaranty" means each of the irrevocable and unconditional several guarantees of the Guarantors, guaranteeing in each case a portion, and in the aggregate all of, the payment of all sums and performance of all other obligations by the Borrower and the Owner to the Lender hereunder, and under the Interim Note and the Note, such Guarantees to be substantially in the form attached hereto as Exhibit A and dated as of the First Drawdown Date.

          "Interest Payment Date" means (A) in the case of the period from the Launching Date through the Delivery Date on the last day of each Interest Period, and (B) in the case of the period commencing with the Delivery Date and ending on the Termination Date, (i) if the Borrower selects a three (3) month Interest Period, then on the last day of such Interest Period; (ii) if the Borrower selects a six (6) month or twelve (12) month Interest Period, then on each Principal Payment Date falling within such Interest Period and on the last day of such Interest Period.

          "Interest Period" means (A) in the case of the period from the Launching Date through the Delivery Date, the period commencing on the First Drawdown Date and ending one (1) month thereafter, and subsequent Interest Periods shall commence on the expiration date of the immediately preceding Interest Period and expire one (1) month thereafter or on the Delivery Date, whichever shall occur first, and (B) in the case of the period commencing with the Delivery Date and ending on the Termination Date, the period commencing on the Second Drawdown Date and ending three (3), six (6) or twelve (12) months thereafter as the Borrower may select, and subsequent Interest Periods shall commence on the expiration date of the immediately preceding Interest Period and expire three (3), six (6) or twelve (12) months thereafter as the Borrower may select; provided that (i) if any Interest Period ends on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period will end on the immediately preceding Business Day; and (ii) no Interest Period may be selected which would end after the Termination Date.

          "Interest Rate" means, for any one (1), three (3), six
(6) or twelve (12) month Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) equal to the Euro-Dollar Offered Rate for such Interest Period on such day, as quoted on Telerate page 314 (or, if such Euro-Dollar Offered Rate is not so quoted, the rate that the Lender determines in its sole discretion to be a reasonable estimation of such Euro-Dollar rate in light of all relevant circumstances at the time of such determination) as of 10:00 a.m. (New York time) two (2) Business Days prior to the first day of the applicable Interest Period plus one point two five percent (1.25%).

          "Interest Renewal Date" means the date on which each subsequent Interest Period commences following the expiration of the immediately previous Interest Period.

          "Interim Note" means the promissory note of the Borrower substantially in the form of Exhibit B attached hereto and dated as of the First Drawdown Date in the principal amount of the First
Instalment of the Loan Amount.

          "Launching Date" means the date the Owner receives from the Contractor a facsimile copy of a statement by the Classification Society confirming that the Vessel has been launched at the Builder's shipyard.

          "Lender" means Larsen Ship Finance Co., a Liberian corporation, and its successors and assigns.

          "Lien" means with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind, including without limitation, the interest of a mortgagee under any ship mortgage.

          "Loan Amount" or "Loan" means the loan made by the Lender to the Borrower pursuant to Article II hereof and as such amount remains outstanding from time to time after the First or Second
Drawdown Date, as applicable.

          "Note" means the promissory note of the Borrower substantially in the form of Exhibit C attached hereto dated the Second Drawdown Date and in the principal amount of the Loan.

          "Notice of Borrowing" means the notice provided for in
Section 2.02 hereof substantially in the form of Exhibit D attached hereto.

          "Owner" means Hayes Navigation Co. Pte. Ltd., a Singapore corporation having a registered office at #23-00 Shaw Towers, 100 Beach Road 0718, Singapore, all of the issued and outstanding capital shares of which shall be owned of record by the Borrower as of the First Drawdown Date.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Principal Payment Date" means each of the twenty (20) successive semi-annual dates commencing six (6) months after the Second Drawdown Date as tabulated in the Principal Repayment Schedule attached hereto and made a part hereof; provided that if any Principal Payment Date falls on a day other than a Business Day, such Principal Payment Date shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Principal Payment Date shall be the immediately preceding Business Day.

          "Protocol of Delivery and Acceptance" means one of the delivery documents between Contractor and the Owner pursuant to which Contractor delivers the Vessel to Owner and the Owner accepts same.

          "Second Drawdown Date" means the Delivery Date of the
Vessel to Owner from Contractor.

          "Termination Date" means the date that is one hundred and twenty (120) months after the Second Drawdown Date.

                         ARTICLE II

                          THE LOAN

SECTION 2.01 COMMITMENT TO LEND AND PURPOSE OF THE LOAN

          (a) During the Commitment Period, the Lender agrees, on the terms and subject to the conditions set forth in this Agreement, to lend to the Borrower in the aggregate the lesser of
(i) sixty-five percent (65%) of the United States Dollar equivalent (as calculated on the applicable Drawdown Dates) of the Final Contract Price and (ii) Twenty Six Million United States Dollars (US$26,000,000.00) (the "Loan Amount" or the "Loan").

          (b) The Borrower agrees that it will pay all of the proceeds of the Loan directly to the Owner or its order who will solely and exclusively use such proceeds for the payment or reimbursement of the costs related to the construction of the Vessel.

SECTION 2.02 METHOD OF BORROWING

          (a) During the Commitment Period and subject to the terms and conditions of this Agreement, the Borrower shall be permitted to drawdown the Loan in two installments. The first installment of the United States Dollar equivalent of fifteen percent (15%) of the Contract Price shall be drawndown on the First Drawdown Date (the "First Installment"). The second installment of the remaining Loan Amount shall be drawndown on the Second Drawdown Date (the "Second Instalment"). The amount of the Second Installment shall be determined by subtracting the principal amount of the First Installment (plus other amounts due hereunder) from the figure equal to sixty five percent (65%) of the United States Dollar equivalent of the Final Contract Price, provided, however, that the combined total of the First and Second Installments shall not exceed US$26,000,000.

          (b) The Borrower shall give the Lender by telex or facsimile a notice (a "Notice of Borrowing") not later than seven
(7) Business Days prior to the applicable Drawdown Date certifying that all applicable conditions specified in Article III have been satisfied or will have been satisfied on or prior to such Drawdown Date, and, in the case of the Second Installment, specifying its selection of the initial Interest Period and requesting the drawdown of the applicable Instalment of the Loan Amount.

          (c) After receipt of the applicable Notice of Borrowing by the Lender, such Notice of Borrowing shall not be revocable by the Borrower, unless the Launching Date or the Delivery Date, as applicable, has been postponed and the Borrower agrees to pay the costs and expenses (including any Funding Losses), if any, incurred by the Lender due to such postponement.

          (d) On the applicable Drawdown Date, the Lender shall, unless the Lender determines that any applicable condition specified in Article III has not been fully satisfied, make available by telegraphic or other electronic transfer that instalment of that portion of the Loan Amount as provided in
Section 2.02(a) above (minus any fees due and payable as set forth in this Agreement) in immediately available United States Dollar funds to the Borrower's account, or order, as designated in the Notice of Borrowing. The drawdown of the Second Instalment shall constitute the Lender's complete fulfillment of its loan commitment assumed hereunder and the Second Drawdown Date shall be deemed the date of the Borrower's receipt of the full Loan Amount.

          (e) The Borrower shall pay any expenses, charges or fees incurred by the Lender in connection with the transfer of the Loan Amount upon receipt of a certificate from the Lender setting forth the amount of such expenses, charges or fees, which certificate shall be deemed conclusive in the absence of manifest error.

SECTION 2.03 NOTES

          (a) The First Installment of the Loan Amount shall be evidenced by the Interim Note payable to the order of the Lender in an amount equal to the U.S. Dollar equivalent of fifteen percent (15%) of the Contract Price, and bearing interest as provided in
Section 2.05 hereof.

          (b) On the Second Drawdown Date, the Interim Note shall be retired and the principal amount outstanding thereunder shall be combined with the Second Instalment of the Loan made by the Lender and the combined amount shall be evidenced by the Note payable to the order of the Lender in an amount equal to the amount of the Loan, and bearing interest as provided in Section 2.05 hereof.

          (c) The Lender shall record, and prior to any transfer of the Interim Note or the Note, shall endorse on the schedule forming a part thereof appropriate notations to evidence the date and amount of each payment of principal made by the Borrower with respect thereto; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under such note. The Lender is hereby irrevocably authorized by the Borrower to so endorse such Interim Note or Note and to attach to and make a part of such note a continuation of such schedule as and when required.

SECTION 2.04 REPAYMENT OF LOAN

          Principal of the Loan shall be repaid on each Principal Payment Date in accordance with the Principal Repayment Schedule attached hereto. Notwithstanding the Principal Repayment Schedule, on the 20th Principal Payment Date, the Borrower shall pay all outstanding amounts due under this Agreement and the Note, including without limitation any outstanding principal, interest, fees, costs, losses or expenses.

SECTION 2.05 INTEREST

          (a) The Loan shall bear interest on the outstanding principal amount thereof for each day from the Drawdown Date until it becomes due, at the Interest Rate in effect for each Interest Period. Accrued interest shall be payable in arrears by the Borrower on each Interest Payment Date.

          (b) Not later than three (3) Business Days prior to the expiration of each Interest Period commencing with the Interest Period ending on the Delivery Date, the Borrower shall give Lender written notice of Borrower's selection of the duration of the next succeeding Interest Period. In the event that Lender does not receive proper notice as to the Borrower's selection of the next Interest Period, then such Interest Period shall be six (6) months.

SECTION 2.06 OVERDUE INTEREST

          Any overdue principal of and, to the extent permitted by law, overdue interest on the Loan and any overdue fees ("Overdue Amounts") shall bear interest (after as well as before judgment) for each day until paid in full at the rate that is two percent (2%) per annum above the Interest Rate then in effect. Overdue Amounts and accrued interest thereon payable under this Section
2.06 shall be payable on demand of the Lender without notice or presentment.

SECTION 2.07 COMMITMENT AND CLOSING FEES

          (a) The Borrower shall pay to the Lender a commitment fee at the rate of point four percent (0.4%) per annum on the unused portion of the maximum Commitment outstanding from time to time. For purposes of this clause 2.07(a) the unused portion of the Commitment shall be determined by deducting amounts drawndown hereunder from $26,000,000. Such commitment fees shall accrue from and including the date hereof to and including the Second Drawdown Date and shall be payable quarterly in arrears commencing three months from the date hereof and on the Second Drawdown Date; provided that if the date of any such payments falls on a day which is not a Business Day, then such payment will be extended to the next succeeding Business Day.

          (b) The Borrower shall pay the Lender a single closing fee of one percent (1.0%) of the Loan Amount on the Second Drawdown Date.

          The closing fee and any outstanding commitment fees shall be deducted from the proceeds of the Loan on the Second Drawdown
Date.

SECTION 2.08 PREPAYMENTS

          (a) The Borrower may, at its option, prepay the whole or any part of the Loan Amount on the last day of an Interest Period, provided, however, that the Borrower shall give Lender not less than thirty (30) days prior written notice of Borrower's intention to prepay stating the date and amount of such prepayment, and that in case of partial prepayment, the amount of any principal prepayment shall be One Hundred Thousand United States Dollars (US $100,000.00) or an integral multiple thereof. No part of the Loan Amount or interest thereon paid, repaid or prepaid hereunder may be re-borrowed hereunder at any time.

          (b) Except as otherwise provided herein, notice of any intended prepayment of the Loan Amount stipulated herein shall be irrevocable and binding upon the Borrower and such principal amount and accrued interest thereon shall be due and payable on the date specified in such notice.

          (c) Notwithstanding sub-paragraph (a) hereof, in the event that the Owner sells or otherwise transfers ownership of the Vessel, the Borrower shall prepay the Loan Amount in full together with accrued interest thereon and any other amounts which may be due hereunder on the date of closing of such sale or transfer. The Borrower shall give the Lender written notice of such sale or transfer at least ten (10) Business Days prior to the closing, provided, however, that such notice may be revoked and the Borrower shall not be obligated to prepay the Loan Amount if the sale or transfer is not consummated for reasons not attributable to the Borrower or the Owner and the Borrower gives the Lender prior written notice of such revocation no later than two (2) Business Days prior to the scheduled date of such closing. In connection with such a revocation of notice, the Borrower shall pay any costs and expenses (including Funding Losses), if any, incurred by the Lender as a result thereof.

          (d) Any part of the Loan Amount prepaid hereunder shall be credited in inverse order of maturity of the Loan Amount as set forth in Section 2.04 hereof.

          (e) In addition to the prepayment amount, the Borrower shall pay any and all banking charges, penalties, finance charges, costs and expenses (including Funding Losses) incurred by the Lender as a result of such prepayment.

          (f) Notwithstanding any other provision hereof or of the Interim Note or the Note, all amounts theretofore drawndown hereunder shall become immediately due and payable upon the termination or cancellation of the Purchase Agreement prior to the delivery of the Vessel or upon the expiration of the Commitment
Period prior to the Delivery Date.

SECTION 2.09 GENERAL PROVISIONS AS TO PAYMENTS

          All sums payable to the Lender under this Agreement and the Interim Note or the Note, including without limitation payments of principal and interest and any fees, costs, or expenses shall be paid not later than 11:00 A.M. (New York time) on the date when due, in United States Dollar funds immediately available in New York, to the bank account designated by Lender in its discretion.

          If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

SECTION 2.10 COMPUTATION OF INTEREST AND FEES

          Interest on the Loan under Sections 2.05 and 2.06 shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each period established pursuant to Sections 2.05 and 2.06 and from and including the first day thereof but excluding the last day thereof.

                            ARTICLE III

                       CONDITIONS TO BORROWING

          The obligation of the Lender to make the Loan pursuant to
Article II hereof is subject to the satisfaction of all of the following conditions precedent, satisfaction of which shall be determined by the Lender:

          (a)  Authorizations

               On or before the First Drawdown Date the Lender shall have received, in form and substance satisfactory to it, the following documents (with a certified translation if the original is not in English):

               (i) copies of the Articles of Incorporation and By-laws, as amended to date (or equivalent documents), of the Borrower certified by an authorized director or officer of the Borrower to be true copies and currently in full force and effect;

               (ii) copies of the Articles of Incorporation and the By-laws, as amended to date (or equivalent documents), of the Owner and the Guarantors certified by a duly authorized director or officer of the Owner and each Guarantor to be true copies and currently in full force and effect;

               (iii) certified copies of (X) the resolutions of the Board of Directors of the Borrower approving this Agreement, the Interim Note, the Note and such other documents to be delivered by it in connection herewith or therewith and (Y) all other documents evidencing any necessary corporate action of the Borrower, if any, with respect thereto;

               (iv) certified copies of (X) the resolutions of the Board of Directors of Owner and each Guarantor approving in the case of the Owner, this Agreement and the Mortgage, and in the case of each Guarantor, its Guaranty and such other documents to be delivered by Owner and Guarantors in connection herewith or therewith and (Y) all other documents evidencing any necessary corporate action of Owner and the Guarantors, if any, with respect thereto;

               (v) a certificate of a director or proper officer of the Borrower certifying as to the names and true signatures of the directors or officers authorized to sign this Agreement, the Interim Note, the Note and the other documents to be delivered by it hereunder or thereunder; and

               (vi) a certificate of a director or proper officer of Owner and each Guarantor certifying as to the names and true signatures of the directors or officers authorized to sign, in the case of the Owner, this Agreement and the Mortgage, and in the case of each Guarantor, its Guaranty and the other documents to be delivered by it hereunder or thereunder.

          (b)  Guarantees

               On or before the First Drawdown Date, the Lender shall have received the Guarantees duly executed and delivered by each Guarantor.

          (c)  Notice of Borrowing

               The Lender shall have received a Notice of Borrowing as required by Section 2.02 hereof.

          (d)  Protocol of Delivery and Acceptance/Builders
          Certificate

               Contractor and Builder shall have performed all of their obligations under the Purchase Agreement and on or before the Delivery Date shall have delivered to the Owner the Vessel and all documents required to be delivered to the Owner under the Purchase Agreement and the Lender shall have received from the Owner (i) a duly executed copy of the Protocol of Delivery and Acceptance (by facsimile or otherwise) formally accepting delivery of the Vessel from Contractor to Owner, and (ii) a duly executed Builder's Certificate (by facsimile or otherwise).

          (e)  Vessel

               On the Delivery Date the Vessel shall be owned by the Owner free and clear of all liens, charges or encumbrances, except for the Mortgage, and the Lender shall have received the certificate of a duly authorized officer of the Owner to such effect, and shall be duly registered in the name of the Owner under the laws of the Republic of Singapore, and shall have the classification of NK NS* MNS*, M0, "Bulk Carrier, Strengthened for Heavy Cargoes, Nos. 2, 4 & 6 Holds may be empty" as evidenced by a certificate from the Classification Society as to such classification and rating being in full force and effect on the Delivery Date without any outstanding recommendations or requirements.

          (f)  Notes

               On or before the First Drawdown Date, the Lender shall have received the Interim Note duly executed and delivered by the Borrower and on or before the Second Drawdown Date the Lender shall have received the Note duly executed and delivered by the Borrower.

          (g)  Charter Assignment Agreement

               The Owner shall have executed and delivered an assignment of any charter party agreement relating to the Vessel in effect on the Second Drawdown Date the duration of which is twelve (12) months or greater substantially in the form of Exhibit E attached hereto (the "Charter Assignment").

          (h)  Creation of First Priority Statutory Ship Mortgage

               A Singaporean First Priority Statutory Ship Mortgage and attached Deed of Covenants substantially in the form of Exhibit F attached hereto (for purposes of this Agreement, the term "Mortgage" shall be deemed to include the Mortgage and the attached Deed of Covenants) from the Owner to the Lender covering the Vessel shall have been duly executed, delivered and recorded on the Delivery Date and all other actions required to be taken shall have been taken so as to constitute the Mortgage as a first priority statutory ship mortgage on the Vessel under the laws of the Republic of Singapore.

          (i)  General Assignment of Earnings

               The Owner shall have executed and delivered to the Lender the General Assignment of Earnings substantially in the form of Exhibit G attached hereto (the "General Assignment of Earnings") assigning to the Lender all right, title and interest of the Owner in and to all earnings of the Vessel including, but not limited to, all earnings (including, but not limited to, both gross hire and positive net pool profit) from all charter parties of whatever type to a pool.

          (j)  Assignment of Insurances

               The Owner shall have executed and delivered to the Lender an assignment substantially in the form of Exhibit H attached hereto (the "Assignment of Insurances") assigning to the Lender all right, title and interest of the Owner in and to any and all policies, contracts or entries relating to the insurances from time to time covering the Vessel and all proceeds thereof.

          (k)  Purchase Agreement Assignment

               The Owner shall have executed and delivered to the Lender a Purchase Agreement Assignment substantially in the form of Exhibit I attached hereto (the "Purchase Agreement Assignment") assigning to the Lender, as security only, all right, title and interest of the Owner in and to the Purchase Agreement.

          (l)  Insurance

               The Owner shall have at its own expense obtained the insurance coverage as provided in Article VI and the Mortgage together with endorsements naming the Lender as loss payee and additional insured and shall have provided the Lender with evidence of such coverage in form and substance satisfactory to the Lender including a report in reasonable detail by independent marine insurance brokers (who may be marine insurance brokers regularly employed by the Owner or Borrower) with respect to the insurances maintained on the Vessel and its operation, and the Lender shall be satisfied with such report.

          (m)  Pledge of Outstanding Shares of Owner

               Borrower shall have executed and delivered to the Lender the Stock Pledge Agreement substantially in the form of Exhibit J attached hereto (the "Stock Pledge Agreement"), covering all of the authorized, issued and outstanding shares of stock of the Owner together with
          (i) certificates representing the pledged shares; (ii) undated stock powers for each such certificate executed in blank; and (iii) evidence that all corporate actions necessary to perfect and protect the Lender's interest in the pledged shares have been taken.

          (n)  No Event of Default

               There exists no Event of Default and no event that with the giving of notice or the lapse of time or both would constitute an Event of Default, and, on each Drawdown Date, the Lender shall have received a certificate of a duly authorized officer or director of each of the Borrower, Owner and each Guarantor to such effect.

          (o)  Representations and Warranties

               The representations and warranties of the Borrower and the Owner contained in this Agreement and the Mortgage and of the Guarantors contained in the Guarantees shall be true and correct on and as of each applicable Drawdown Date, with the same effect as though made on such date and any consents, licenses, approvals or authorizations required by Article V, sub-paragraphs
          (a) and (k) to have been obtained, shall have been duly and timely obtained on or before the applicable Drawdown Date, and the Lender shall have received the certificate of a duly authorized officer or director of the Borrower to such effect.

          (q)  Opinions of Counsel

               The Lender shall have received from Fredric S. London, Esq., counsel for OMI, and from counsel for Borrower, IMCH and IMCDM (such counsel to be reasonably satisfactory to Lender), favorable opinions, satisfactory in scope, form and substance to the Lender and its counsel, as to the legal matters set forth below, (i) the due organization, existence and good standing of the Borrower, and each of the Guarantors, (ii) the corporate power, authority and legal right of the Borrower, and each of the Guarantors to execute and perform their respective obligations under this Agreement and under each of the other documents referred to herein, (iii) the due authorization of all acts and things to be done by the Borrower, and each of the Guarantors in connection with the transactions hereby contemplated, and (iv) the due execution and delivery of this Agreement, the Interim Note, the Note and the Collateral (as such term is defined in Article IV).

          (r)  Pledge and Assignment

               The Owner shall have delivered, or caused to have been delivered, to the Lender the Notice of Pledge and Assignment and Acknowledgment and Consent in the forms reasonably satisfactory to the Lender.

          (s)  Other Documents

               The Lender shall have received such other approvals, opinions, certificates, instruments, agreements and documents as it may reasonably request, all in form and substance satisfactory to the Lender.

          (t)  Proceedings and Documents

               All corporate, governmental and other proceedings in connection with the transactions contemplated hereby and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Lender shall have reasonably requested.

          Unless otherwise specifically set forth above, the documents and agreements referred to in this Article III (other than the Notices of Borrowing) shall be delivered to the Lender, in the case of the Guarantees, the Interim Note, the Purchase Agreement Assignment, and the Stock Pledge Agreement, on or before the First Drawdown Date and in the case of the remaining documents referred to in this Article III on or before the Second Drawdown Date.

                             ARTICLE IV

                              SECURITY

          The Borrower's prompt and full payment to the Lender and/or the subsequent holder of any Note issued hereunder, of the principal, interest and any other amounts due hereunder or under the Interim Note or the Note shall, to the extent applicable, be secured by the following collateral (collectively, the "Collateral"):

          (a)  the Mortgage;
          (b)  the Guarantees;
          (c)  the General Assignment of Earnings;
          (d)  the Assignment of Insurances;
          (e)  the Purchase Agreement Assignment;
          (f)  the Stock Pledge Agreement;
          (g) the Deposit Account (as such term is defined in Article VIII); and
          (h)  when executed and delivered, the Charter Assignment.

                               ARTICLE V

                 REPRESENTATIONS, COVENANTS AND WARRANTIES

          The Borrower and the Owner hereby represent, covenant and warrant as follows:

          (a) The Borrower and the Owner are corporations duly incorporated, validly existing and in good standing under the laws of the Republic of Panama in the case of the Borrower and the Republic of Singapore in the case of the Owner without limitation on the duration of their existence and have all corporate powers and all governmental licenses, authorizations, consents and approvals required to own their respective assets and to carry on their respective businesses as now conducted and proposed to be conducted and to execute, deliver and perform their obligations under this Agreement and under each of the documents executed or to be executed thereby as contemplated herein.

          (b) The execution, delivery and performance by the Borrower and Owner (as applicable) of this Agreement, the Interim Note, the Note, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement and the Charter Assignment are within the Borrower's and Owner's respective corporate power and authority and have been duly authorized by all necessary corporate action.

          (c) The execution, delivery and the performance by the Borrower and the Owner of their respective obligations under this Agreement, the Interim Note, the Note, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement and the Charter Assignment do not and will not (i) violate or conflict with any provision of law, statute, rule, regulation, treaty or convention or any order, writ, injunction, license, permit, ruling, regulation, decree or judgment of any court or governmental or regulatory body, agency, commission, tribunal or other authority in the jurisdiction of which they are subject, (ii) result in, or require, the creation or imposition of any Lien on any of the properties or assets now owned or hereafter acquired by the Borrower or the Owner except in favor of the Lender, (iii) violate or conflict with the Borrower's or the Owner's Certificate of Incorporation or By-laws (or equivalent documents) or (iv) violate or conflict with, or constitute, with notice or lapse of time or both, a default under any of the terms, conditions or provisions of any agreement, judgment, injunction, order, decree or other instrument to which the Borrower or the Owner is a party or by which the Borrower or the Owner is bound or to which any of the Borrower's or the Owner's properties, assets or business are subject.

          (d) This Agreement has been duly and validly executed and delivered by the Borrower and the Owner and constitutes the valid and binding obligation of the Borrower and the Owner enforceable in accordance with its terms, and the Interim
Note, the Note, the Mortgage, the General Assignment of
Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement, and the Charter Assignment when executed and delivered, will constitute the valid and binding obligations of the Borrower and the Owner, each enforceable in accordance with its respective terms.

          (e) (i) The balance sheet of the Borrower as of June 30, 1993 and the profit and loss statement of the Borrower for the six month period then ended as certified by an appropriate officer of the Borrower, copies of which have been delivered to the Lender, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the financial position of the Borrower as of such date and its results of operations and changes in financial position for such six month period.

               (ii)  Since June 30, 1993, there has been no
               material adverse change in the business, financial position, results of operations or prospects of the Borrower or the Owner.

          (f) (i) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or its properties before any court or arbitrator or any governmental body, agency, official or other instrumentality in Panama or elsewhere or before any privately constituted panel which, if adversely determined, could materially adversely affect the business, financial position or results of operations of the Borrower or the validity or enforce to any order, writ, decision, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or of any privately constituted panel.

               (ii)  There is no action, suit or proceeding
               pending against, or to the knowledge of the Owner threatened against or affecting, the Owner or its properties before any court or arbitrator or any governmental body, agency, official or other instrumentality in Singapore or elsewhere or before any privately constituted panel which, if adversely determined, could materially adversely affect the business, financial position or results of operations of the Owner or the validity or enforceability of, or the ability of the Owner to perform any of its obligations under this Agreement, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment or the Charter Assignment and the Owner is not in default with respect to any order, writ, decision, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or of any privately constituted panel.

          (g) None of the assets of the Borrower or the Owner is subject to any mortgage, lien, pledge, charge or other encumbrance, except in favor of the Lender.

          (h) Neither the Borrower nor the Owner is in default, and no condition exists which with notice or lapse of time or both would constitute a default, under any term, condition or covenant or provision of any agreement or other instrument to which it is a party or by which it is bound or to which any of its properties, assets or businesses are subject which could result in a material adverse change in or affecting its business, financial position or results of operations or materially adversely affect its ability to perform any of its respective obligations under this Agreement, the Interim Note, the Note, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement, the Charter Assignment or the Purchase Agreement and neither the Borrower nor the Owner is in default under any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, agency or instrumentality, domestic or foreign, which default would materially adversely affect its ability to perform any of their respective obligations under this Agreement, the Interim Note, the Note, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement, the Charter Assignment or the Purchase Agreement. None of the Owner, the Contractor or the Builder is in default and no condition exists which with notice or lapse of time or both would constitute a default, under any term, condition or covenant of the Purchase Agreement.

         (i) All of the issued and outstanding shares of the capital stock of the Owner have been duly authorized, validly issued and are fully paid and non-assessable and constitute all of the authorized shares of the Owner's capital stock, which consists only of one class. All of such shares are owned by the Borrower free of any liens, charges or encumbrances thereon or affecting title thereto other than the lien of the Stock Pledge Agreement in favor of the Lender.


         (j) The Owner does not have any security agreements or financing statements outstanding under the Uniform Commercial
Code of any state of the United States of America with respect to its assets, except security agreements and financing statements in favor of the Lender.

         (k) (i) The Borrower, the Owner and OMI are in compliance with all applicable United States federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to
              (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (such laws, regulations, conventions and agreements hereinafter called, "Environmental Laws"); (ii) the Borrower, the Owner and OMI have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and are in full compliance with all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted; (iii) neither of the Borrower, the Owner nor any Guarantor has received any notice, claim, action, cause of action, investigation or demand by any other person, entity, enterprise or government, political subdivision, intergovernmental body or agency, department or instrumentality thereof alleging, in the case of the Borrower and the Owner, potential liability for, and in the case of the Guarantors, material potential liability for, or a requirement to incur, investigatory costs, cleanup costs, response and/or remedial costs
              (whether incurred by a governmental entity or otherwise),
               natural resources damages, property damages, personal
              injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Material of Environmental
              Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower, the Owner and/or any Guarantor in respect thereof have been paid in full); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future.

         (l) There is no Environmental Claim pending or threatened against the Borrower or the Owner or any material Environmental Claim pending or threatened against any Guarantor.

         (m) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern that could form the basis of any Environmental Claims against the Borrower, the Owner or OMI.

         (n) Neither the Borrower nor the Owner is insolvent nor will be rendered insolvent by the transactions contemplated by this Agreement and the related documents to be executed and delivered in connection herewith; nor will the Borrower or the Owner be left with an unreasonably small capital with which to engage in its anticipated business; nor will the execution, delivery and performance hereof or the other documents constituting the Collateral constitute or give rise to a fraudulent conveyance affecting the obligations of the Borrower or the Owner to the Lender.

         (o) There is no merger, consolidation, or sale or disposition of any material portion of the assets of the Owner or the Borrower pending or contemplated.

         (p) All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Loan and the issuance of the Interim Note or the Note to be issued by the Borrower hereunder.

                           ARTICLE VI

                            COVENANTS

         The Borrower and the Owner covenant and agree that, so long as the Lender has any Commitment hereunder or any amount or amounts payable hereunder or under the Interim Note or the Note remain unpaid:

Section 6.01 Information

         The Borrower will deliver to the Lender:

         (a) Immediately when available but in any event within one hundred eighty (180) days after the end of each fiscal year of each of OMI, IMCH, the Borrower and the Owner, the balance sheet of each of OMI, IMCH, the Borrower and its consolidated subsidiaries and of the Owner as of the end of such fiscal year and the consolidated profit and loss statements of each of OMI, IMCH and the Borrower and the profit and loss statement of the Owner for such fiscal year
(including all related schedules), setting forth in each case in comparative form the figures for the previous fiscal year all in reasonable detail and certified (without any qualification or exceptions deemed material by the Lender) in the case of OMI by Deloitte & Touche, and in the case of IMCH, the Borrower and the Owner by Coopers & Lybrand or such other firms of certified public accountants with a recognized first class reputation in the United States, Bermuda, Singapore or Hong Kong as applicable and reasonably satisfactory to the Lender;

         (b) Immediately when available but in any event within ninety (90) days after the end of the first three quarters of each fiscal year in the case of OMI, and in the case of the Borrower, the Owner and IMCH after the end of the first six month period of each fiscal year, a balance sheet of each of OMI, IMCH, the Borrower and its consolidated subsidiaries, and the Owner as of the end of such applicable period and the profit and loss statements of each of OMI, IMCH, the Borrower, and of the Owner for such applicable period and for the portion of each's fiscal year ended at the end of such period (including all related schedules), all certified (subject to normal year-end adjustments) by an authorized director or officer of each as to fairness of presentation and conformity with generally accepted accounting principles consistently applied;

         (c) Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an authorized director or officer of the Borrower and the Owner, stating whether there exists on the date of such certificate any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default and, if any Event of Default or any such condition then exists, setting forth the details thereof and the action which the Borrower and/or the Owner is taking or proposes to take with respect thereto;

         (d) forthwith upon the occurrence of any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default, a certificate of an authorized director or officer of the Borrower and/or the Owner setting forth the details thereof and the action which the Borrower and/or the Owner is taking or proposes to take with respect thereto;

         (e) forthwith upon Borrower and/or the Owner becoming aware of any legal or arbitration proceedings, or of any proceedings before any governmental or regulatory agency, affecting the Borrower and/or the Owner which if adversely determined could have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole of either or both ("Material Adverse Effect") or in any event seeking to recover or assess damages in excess of $100,000, a civil fine or penalty in excess of $50,000 or any criminal fine or penalty, a notice setting forth the details thereof and any action which the Borrower and/or the Owner is taking or proposes to take with respect thereto;

         (f) forthwith upon the Borrower's becoming aware of the occurrence of any of the following conditions Borrower shall provide the Lender with a certificate of a director or the principal officer of the Borrower, the Owner or the affected Guarantor, as the case may be, specifying in detail the nature of such condition and its or their proposed response thereto: (1) the receipt by the Borrower, the Owner or any Guarantor of any Environmental Claim, if such Environmental Claim could reasonably be expected to result in a Material Adverse Effect, (2) the Borrower, the Owner or any Guarantor shall obtain actual knowledge that there exists any Environmental
Claim pending, threatened or reasonably likely against any thereof, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (3) in the case of the Borrower, the Owner or OMI any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against the Borrower, the Owner or OMI relating to any of the Collateral, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request of the Lender, the Borrower, the Owner or the affected Guarantor, as the case may be, will submit to the Lender at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection.

         (g) from time to time such additional information regarding the financial position or business of the Owner and the Borrower as the Lender may reasonably request.


Section 6.02 Payment of Obligations

         Each of the Borrower and the Owner will (i) pay and discharge all tax obligations and liabilities, assessments and governmental charges or levies imposed upon it or its income or property or upon the interest payable hereunder or any transaction contemplated herein, including, but not limited to, stamp duties, except where the same may not yet be due and payable or are being contested in good faith by appropriate proceedings, and each of them will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same and (ii) pay, or cause to be paid, the principal of, and premium, if any, and interest on, any indebtedness thereof at the times and in the manner specified in the agreements regarding such indebtedness.

Section 6.03  Vessel's Documents

         As soon as available but in any event within ten (10) days of the Delivery Date, the Borrower shall furnish Lender with copies of all required and necessary documents certified by the Secretary of the Borrower evidencing that the Vessel is duly documented and registered under the Singaporean flag and is class maintained, including:

         (i)    Provisional Certificate of Registry
         (ii)   Ship Radio Station License
         (iii)  Safety Equipment Certificate
         (iv)   International Load Line Certificate
         (v)    Others reasonably stipulated by the Lender.

Section 6.04 Maintenance of Vessel and Properties

         The Borrower shall cause the Owner to, and the Owner shall, keep the Vessel seaworthy and maintain and keep the Vessel and all properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every portion thereof may be properly and advantageously conducted at all times.

Section 6.05 Insurance

         During the term hereof, the Owner shall, at its own cost and expense or at the cost and expense of the Borrower, cause to be carried and maintained on the Vessel the insurance required by
Section 15 of the Deed of Covenants, including without limitation:

         (i) marine (hull and machinery) and war risk insurance with underwriters satisfactory to the Lender for the full insurable value of the Vessel but in any event for not less than one hundred twenty percent (120%) of the unpaid balance of the Loan Amount; and

         (ii) Protection and Indemnity Insurance (including against oil pollution liability) to the full extent commercially available, or shall enter the Vessel in a Protection and Indemnity Insurance
Club, satisfactory to Lender.

         All such insurances shall be payable in United States Dollars and shall comply with the Mortgage and the Deed of Covenants. In the event of any inconsistency between Sections 6.05 or 6.06 of this Agreement and Section 15 of the Deed of Covenants,
Section 15 of the Deed of Covenants shall control. All such insurance shall be in the form and substance satisfactory to Lender and shall be issued by, insurers and reinsurers reasonably satisfactory to Lender. The Owner shall ensure that the slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the insurance shall name the Lender as an additional insured without liability for premiums or calls, shall contain a "breach of warranty" clause, shall provide for thirty (30) days advance notice of cancellation for non-payment of premium and shall be endorsed with a loss payable clause naming the Lender as loss payee all in the form and substance satisfactory to the Lender.

Section 6.06 Mortgagee's Interest Insurance Additional Perils

         The Lender, at its option, shall place Mortgagee's Interest Insurance on the Vessel at the Owner's cost and expense in the manner satisfactory to the Lender for marine (hull and machinery) and war risk and to indemnify the Lender against additional perils that arise as a direct consequence of the Vessel and/or the Borrower and/or the Owner and/or operations and/or charterers and/or managers and/or their servants and/or agents responsible or liable for a discharge of oils, other petroleum products and/or other hazardous substances for which the total liability amounts payable in compensation for pollution damage and clean up costs exceed amounts, if any, paid and/or recoverable therefor either under the Owner's Policies and Club (including excess liability insurance, if any) or as a consequence of a compromised or discretionary settlement thereunder. The Borrower shall pay to the Lender a sum equivalent to the amount of the premium therefor if the Lender pays such premium.

Section 6.07 Employment of Vessel

         The Borrower shall cause the Owner to employ the Vessel at the best terms available thereto and perform all of the obligations to be performed under and in connection with any contract of affreightment, charter party or other agreement covering the Vessel, the breach of which might have a Material Adverse Affect on the financial condition of the Borrower or the Owner. The Borrower shall not permit, and the Owner shall not, bareboat charter the Vessel.

Section 6.08 Confirmation of Class Certificate

         The Borrower will furnish, or cause to be furnished, to the Lender a confirmation of class certificate covering the Vessel at least once a year no later than sixty (60) days after the close of each fiscal year. In the event such confirmation of class certificate contains recommendations, the Borrower will promptly furnish a statement from Owner as to the timing of the removal thereof and when such repairs are complete, a certificate of completion.

Section 6.09 Conduct of Business and Maintenance of Existence

         The Borrower and the Owner will continue to, and will only, engage in business of the same general type as now conducted by each of them, and will preserve, renew and keep in full force and effect their corporate existence and the rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

Section 6.10 Compliance with Laws

         The Borrower will comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities and the Owner will comply with all applicable maritime, safety, environmental or other laws, ordinances, rules, regulations and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, provided, however, that such contest will not entail a material possibility of loss of any interest in the Vessel.

Section 6.11 Inspection of Property, Books and Records

         The Borrower and the Owner will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit and will cause any charterer of the Vessel to permit, representatives of the Lender to visit and inspect the Vessel to examine and make abstracts from any of their respective books and records relating to the Vessel and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, at all reasonable times.

Section 6.12 Management of Vessel

         The Borrower and the Owner will cause the Vessel to be managed, for management fees not in excess of fees usually charged by reputable ship management companies in arms' length transactions for the management of vessels similar in type and trade to the Vessel.

Section 6.13 Assignment of Charters

         The Borrower will cause the Owner to assign, and the Owner will assign, to the Lender any charter, contract of affreightment or other contract to be performed by the Vessel and having a duration in excess of twelve (12) months or greater, each such assignment to be executed and delivered within thirty (30) days after the execution and delivery of such charter, contract of affreightment or other contract and to be in the form of the Charter Assignment and, in each instance, if requested by the Lender, shall use its best efforts to obtain the consent and agreement of the charterer or contractee thereto, which consent and agreement shall be in the form annexed to the Charter Assignment. Any such charter and any such assignment shall be deemed included as an item of the Collateral. All charters (except for when the Vessel is chartered pursuant to a pooling arrangement) shall be negotiated on an arms' length basis. All charter hire payments must be made in freely convertible currencies.

Section 6.14 Vessel Earnings

         All earnings of the Vessel (whether or not assigned to Lender) shall be deposited into the Deposit Account.

Section 6.15 Minimum Value

         From and after the Delivery Date, the "Fair Market Value" (as defined below) of the Vessel shall at all times be equal to or greater than one hundred percent (100%) of the then outstanding Loan Amount. In the event that the Fair Market Value of the Vessel ever falls below such amount, upon demand by the Lender, the Borrower shall within fourteen (14) days (at Lender's option) either: (i) pay the Lender in immediately available United States Dollars the amount necessary to reduce the Loan Amount so that it is equal to the Fair Market Value of the Vessel, or (ii) provide additional security satisfactory to the Lender in its sole discretion, such additional security to be held by Lender until such time as the Fair Market Value of the Vessel exceeds one hundred twenty percent (120%) of the then outstanding Loan Amount. The "Fair Market Value" of the Vessel shall be determined on demand by the Lender or the Borrower from time to time but not exceeding four (4) times per year each by an appraisal thereof by an experienced international shipbroking firm chosen by the Lender and reasonably approved by the Borrower, the costs and expenses incurred by the Lender or the Borrower for such appraisal to be borne by the Borrower.
Section 6.16 Collateral

         The Borrower will cause all parties to the Collateral to comply with their obligations thereunder.

Section 6.17 Consolidations, Mergers and Sales of Assets

         Neither the Borrower nor the Owner will consolidate or merge with or into any other Person, and neither the Borrower or the Owner will sell, lease or otherwise transfer all or any substantial part of its assets including, but not limited to, the Vessel, to any other Person, including, but not limited to, the Borrower, any Guarantor or affiliate of any of them unless upon the consummation of such sale, merger or consolidation, the Loan Amount and all other amounts which may be payable hereunder shall have been repaid to the Lender.

Section 6.18 Agreements

         The Owner will perform all of its obligations under the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Charter Assignment and any charter party agreements or other agreements relating to the Vessel or this Agreement.

Section 6.19 Freedom from Arrest, Etc.

         The Owner shall maintain or cause the Vessel to be free from any arrest, seizure or confiscation (other than an arrest by Lender under the Mortgage) and shall promptly cause the release of the Vessel if any such event occurs.

Section 6.20 Indebtedness

         The Borrower will not permit the Owner to, nor will the Owner, create, assume, incur or become or be or remain liable, directly or indirectly, in respect of any indebtedness except: (i) indebtedness to the Lender; and (ii) current indebtedness or obligations (other than indebtedness for borrowed monies) which shall not have been due and payable for more than 60 days and incurred in the normal course of its business.

Section 6.21 Guaranties, etc.

         The Borrower will not permit the Owner to, nor will the Owner, directly or indirectly assume, guaranty, endorse or become liable on the obligation of any person, firm or corporation, or suffer to exist any such assumption, guaranty, endorsement or liability, except: (i) in favor of the Lender; and (ii) for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of its business.

Section 6.22 Liens, etc.

         The Borrower will not permit the Owner to, nor will the Owner, create, assume or incur, or suffer to be created, assumed or incurred or to exist, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of any property of any character thereof, whether heretofore or hereafter acquired, except for mortgages, liens, pledges, charges or other security interests or encumbrances expressly provided for herein or in the documents referred to herein.

Section 6.23 Negative Pledge

         Except to the Lender, the Owner will not grant a security interest in or otherwise assign or pledge any part of its right, title and interest in and to (i) any of its assets wherever situated or (ii) any charter, contract of affreightment or other contract to be performed by the Vessel.

Section 6.24 Stock Purchase, Redemption, Distribution or Dividend

         So long as an Event of Default shall have occurred and be continuing, the Owner will not, and the Borrower will not permit the Owner to, make any purchase or redemption of, or distribution on, or declaration or payment of any dividend with respect to, any of its stock.

Section 6.25 Loans, Advances and Investments

         The Owner will not make or suffer to exist any loan or advance to, or make or suffer to exist any investment in, any person, firm or corporation (including affiliates), whether by acquisition of stock or indebtedness, by loan, guaranty or otherwise, except for advances in the normal course of its business and advances or loans to the Borrower so that the Borrower may make payment of amounts due hereunder.

Section 6.26 Single Purpose

         The Owner will not engage in any business other than the ownership and operation of the Vessel.

Section 6.27 Capital Assets

         The Owner will not purchase or acquire, or agree to purchase or acquire, any capital assets other than the Vessel.

Section 6.28 Issuance or Disposition of Stock

         The Owner will not issue or dispose of any shares of its capital stock to any Person other than the Borrower.


                             ARTICLE VII

                          YIELD PROTECTION
                       CHANGE IN CIRCUMSTANCES

Section 7.01 Freedom from Taxes

         All sums payable by the Borrower hereunder and under the Interim Note or the Note, whether of principal, interest, fees, costs, losses, expenses or otherwise, shall be paid in full, free of any tax deductions or withholdings including, but not limited to, stamp duties. In the event that the Borrower shall be required by applicable laws to deduct or withhold in respect of any amounts payable hereunder or under the Interim Note or the Note, the Borrower shall pay such additional amounts to the holder of the Interim Note or the Note as may be necessary in order that the actual amount received after any such deduction or withholding shall equal the amount that would have been received hereunder or under the Interim Note or the Note if such deduction or withholding were not required.


Section 7.02 Funding Losses

         If the Borrower makes any payment of principal or interest with respect to any Loan on any day other than the appropriate Principal Payment Date and/or Interest Payment Date or if the Borrower fails to borrow the Loan, or such borrowing is postponed, after Notice of Borrowing has been given to the Lender in accordance with Section 2.02, or notice of prepayment of the Loan is given pursuant to Section 2.08(c), the Borrower shall reimburse the Lender on demand for any resulting funding losses. "Funding Losses" shall mean costs, losses or expenses incurred by Lender in obtaining, liquidating or employing deposits from third parties. The Lender shall deliver to the Borrower a certificate setting forth the amount of such funding costs, losses or expenses, which certificate shall be deemed conclusive in the absence of manifest error.

Section 7.03 Illegality

         If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender to make, maintain or fund the Loan, the Lender shall so notify the Borrower, whereupon the obligation of the Lender to make or maintain the Loan shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist; provided, however, that any such suspension shall not relieve the Borrower of its obligations to make timely payments of principal and interest outstanding under the Interim Note or the Note and any other amounts due hereunder. If the Lender shall determine that it may not lawfully continue to maintain and fund the outstanding Loan to maturity and shall so specify in such notice, or in any subsequent notice, the Borrower shall immediately prepay in full the then outstanding principal amount of such Loan, together with accrued interest thereon and any other fees or charges including any Funding Losses.

Section 7.04 Increased Cost

         (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, or other appropriate authority charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or appropriate authority:

         (i) shall subject the Lender to any tax, duty or other the charge with respect to the Loan, the Interim Note or the Note or its obligation to make the Loan, or shall change the basis of taxation of payments to the Lender of the principal of or on the Loan or any other amounts due under this Agreement, the Interim Note or the Note in respect of the Loan or its obligation to make the Loan; or

         (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement or shall impose on the Lender any other condition affecting the Loan, the Interim Note or the Note or its obligation to make the Loan; and the result of any of the foregoing is to increase the cost to the Lender of making or or maintaining the Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Interim Note or the Note with respect thereto, by an amount deemed by the Lender to be material; then, within fifteen (15) days after demand after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

         (b) The Lender will promptly notify the Borrower of any event occurring after the date hereof which will entitle the Lender to compensation pursuant to this Section 7.04 as soon as practicable after it has knowledge thereof. A certificate of the Lender claiming compensation under this Section 7.04 and setting forth the additional amount or amounts to be paid to it hereunder shall be deemed conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                            ARTICLE VIII

                         APPLICATION OF FUNDS

Section 8.01 Application of Funds

         (a) All monies received in respect of any of the Collateral (other than monies received in respect of the actual or constructive total loss of, or requisition, taking, capture, seizure or forfeiture of, the Vessel) shall be deposited in the Owner's deposit account with a bank to be chosen by the Owner and reasonably acceptable to Lender (the "Deposit Account") and applied as follows:

         (i) so long as no event set forth in sub-paragraph (ii) below shall have occurred and be continuing, the Owner shall be entitled to immediately receive from the Deposit Account all monies on deposit therein from time to time and such amounts may be paid over to or as directed by the Owner or to whomsoever may be entitled thereto.

         (ii) If and so long as (a) an Event of Default shall have occurred and be continuing; or (b) the Borrower has been given notice that the Lender has reasonably deemed itself insecure and good faith negotiations between the parties have been unsuccessful and the Lender continues to reasonably deem itself insecure; or (c) the Fair Market Value of the Vessel is less than 100% of the then outstanding Loan Amount and the Borrower has declined to post the collateral set forth in Section 6.15; then, the Lender shall be entitled to immediately receive and apply all monies in the Deposit
         Account (1) to the payment of the Lender's costs and expenses incurred in the protection of its rights hereunder, under the Note or under any of the Collateral, including, but not by way of limitation, reasonable compensation and expenses for the Lender, its agents and attorneys and court costs and other expenses incurred or made by the Lender or its agents in exercising any trust or power hereunder or in collecting said monies, (2) to the payment of all interest then due on the Note, (3) to the payment of all amounts of principal then due and to become due in respect of the Note, (4) to the payment of any other obligations of the Borrower to the Lender and (5) the remainder, if any, shall be remitted to, or upon the requisite order of, the Owner or to whomsoever may be entitled thereto provided that at such time there is no Event of Default outstanding or other event which with the passage of time or giving of notice would constitute an Event of Default.

         (b) In the event of the sale of the Vessel, the Borrower shall prepay the Interim Note (if outstanding) or the Note in full promptly after the closing of such sale.

         (c) In the event of the actual or constructive total loss of, or requisition, taking, capture, seizure or forfeiture of the Vessel, the Borrower shall prepay the Note in full upon the receipt of the proceeds therefor but in any event no later than sixty (60) days after written demand by the Lender, which demand shall not be made prior to sixty (60) days after the occurrence of such event. Notwithstanding the above, if the Lender reasonably believes that the Owner or the Borrower will not be reimbursed for such actual or constructive total loss of, or requisition, taking, capture, seizure or forfeiture of, the Vessel, by insurance or otherwise, the Lender may make a written demand for payment at any time after the occurrence of such event.

Section 8.02 Pledge and Assignment

         As security for the obligations of the Borrower and the Owner under this Agreement and under the Note, the Owner hereby pledges and assigns to the Lender, and grants to the Lender a first priority security interest in, the Deposit Account.

Section 8.03 Withdrawals From Deposit Account

         (a) Notwithstanding any provision in this Agreement to the contrary, if an event set forth in Section 8.01(a)(ii) shall have occurred and be continuing, no amount in the Deposit Account (including interest thereon) shall be paid or released to or for the account of the Owner or the Borrower or any other entity other than the Lender and the Lender may, without derogation from the Lender's rights under Section 8.01(a)(ii), withdraw from the Deposit Account such amounts as are necessary to satisfy the obligations of the Borrower hereunder.

         (b) The Owner hereby constitutes the Lender and its successors and assigns as the Owner's true and lawful attorney-in-fact, with full authority in the place and stead of the Owner, to make any withdrawals from the Deposit Account contemplated by this Agreement.


                               ARTICLE IX

                                DEFAULTS

Section 9.01 Events of Default

         If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of or interest on the Loan, any fees or any other amount payable hereunder or under the Interim Note or the Note;

         (b) the Borrower or the Owner shall fail to observe or perform any covenant contained in Section 6.04;

         (c) the Borrower or the Owner shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) for ten (10) Business Days after written notice thereof has been given to the appropriate party by the Lender;

         (d) any representation, warranty, certification or statement made respectively by the Borrower, the Owner or any Guarantor in this Agreement or any Guaranty or in any certificate, financial statement or other document delivered pursuant to this Agreement, shall prove to have been incorrect or misleading in any material respect when made;

         (e) a default shall occur and be continuing under the Mortgage;

         (f) any Guarantor shall fail to observe or perform any covenant or agreement contained in its Guaranty;

         (g) the Borrower, the Owner or any Guarantor shall fail to make any payment in respect of any Debt (other than the Interim Note or the Note) when due or within any applicable grace period;

         (h) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower, the Owner or any Guarantor or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (i) the Borrower, the Owner or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or be unable, or admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (j) an involuntary case or other proceeding shall be commenced against the Borrower, the Owner or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower, the Owner or any Guarantor under any bankruptcy laws as now or hereafter in effect;

         (k) a judgment or order for the payment of money in excess of US$150,000.00 shall be rendered against the Borrower or the Owner or in excess of US$500,000.00 in the case of any Guarantor, and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days;

         (l) any governmental authorization, registration or approval granted or required in connection with this Agreement, the Guaranty, the Interim Note, the Note or the Mortgage expires or is terminated or revoked or modified in any manner unacceptable to the Lender;

         (m) it becomes unlawful for the Borrower, the Owner or any Guarantor to perform any obligation under this Agreement, any Guaranty, the Interim Note, the Note or the Mortgage;

         (n) any Guarantor attempts to repudiate, rescind, limit or annul its Guaranty or any portion thereof, or any legislation, decree or regulation is enacted or promulgated the effect of which is to repudiate, rescind, limit or annul such Guaranty;

         (o) any governmental authority or purported governmental authority or person takes any action to condemn, seize, arrest or confiscate the Vessel which is not covered by insurance maintained by the Owner and reasonably acceptable to the Lender; or any governmental authority or purported governmental authority or person takes any action which, in the reasonable opinion of the Lender, adversely and materially affects the ability of the Borrower, the Owner or any Guarantor to meet its obligations under this Agreement, the Interim Note, the Note, the Stock Pledge Agreement, the Mortgage or any Guaranty;

         (p) any material breach of the Purchase Agreement, the Mortgage, the Stock Pledge Agreement, the Charter
         Assignment, the General Assignment of Earnings, the
         Assignment of Insurances, the Purchase Agreement Assignment, or any material breach by Owner of any charter party agreement;

         (q) any occurrence of any condition or event which, in Lender's reasonable opinion, has a material adverse impact on the business, operations or financial condition of the Borrower and/or the Owner and/or any Guarantor or which otherwise causes the Lender to reasonably doubt the ability or willingness of the Borrower and/or the Owner to fully and promptly perform its obligations under this Agreement, the Interim Note, the Note or any other instrument, document or agreement contemplated herein or the ability or willingness of any Guarantor to guarantee such obligations.

         Then and in every such event, the Lender may (i) by notice to the Borrower terminate the Commitment and the Commitment shall thereupon terminate, or (ii) by notice to the Borrower declare the entire Loan and the Interim Note (if outstanding) or the Note (together with accrued interest thereon) and any other fees or charges to be, and the Loan, the Interim Note, the Note and such other fees or charges shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Any holder of the Interim Note or the Note may proceed to protect and enforce its rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Interim Note or the Note or in any item included in the Collateral, or in aid of the exercise of any power granted herein or therein, or the holder of the Interim Note or the Note may proceed to enforce the payment of the Interim Note or the Note when due or to enforce any other legal or equitable right of the holder of the Interim Note or the Note, or proceed to take any action authorized or permitted under the terms of any item of the Collateral or by applicable law for the collection of all sums due, or so declared due, on the Interim Note or the Interim Note or the Note, including, without limitation, the right to appropriate and hold, or apply (directly, by way of set off or otherwise) to the payment of the obligations of the Borrower to the holder of the Interim Note or the Note hereunder, under the Interim Note or the Note and/or under the Collateral (whether or not than due), all monies and other amounts of the Borrower or the Owner or any Guarantor, then or thereafter in possession of the holder of the Interim Note or the Note, the balance of every deposit account (demand or time, matured or unmatured) of the Borrower or the Owner or any Guarantor, then or thereafter with the holder of the Interim Note or the Note and every other claim of the Borrower or the Owner or any Guarantor, then or thereafter against the holder of the Interim Note or the Note; and the Borrower will pay such holder all costs and expenses of collection, including, without limitation, reasonable attorney's fees, court costs and expenses. No holder of the Interim Note or the Note shall be required to marshall any present or future security for, or guaranties of, the indebtedness evidenced by the Interim Note or the Note or to resort to any such security or guaranties in any particular order.


                               ARTICLE X

                             MISCELLANEOUS

Section 10.01 Notices

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) in the English language and shall be given to such party at its address, telex number or facsimile number set forth on the signature page hereof or such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective
(i) if given by telex or facsimile, when such telex or facsimile is transmitted to the telex number or facsimile number specified on the signature page hereof and the appropriate answerback is received, (ii) if given by mail, ten (10) days after such communication is deposited in the registered mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified on the signature page hereof; provided that notices to the Lender hereunder shall not be effective until received.

Section 10.02 Further Assurances

         The Borrower agrees that if this Agreement, the Interim Note, the Note or any of the security documentation shall at any time be deemed by the Lender for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, then the Borrower will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lender may be required in order more effectively to accomplish the purposes hereof and thereof.

Section 10.03 No Waivers

         No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Interim Note or the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.04 Expenses

         The Borrower shall pay all out-of-pocket costs and expenses of the Lender including, without limitation, fees and disbursements of counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Interim Note, the Note, the Mortgage, the General Assignment of Earnings, the Assignment of Insurances, the Purchase Agreement Assignment, the Stock Pledge Agreement, the Charter Assignment, the Deposit Account or any opinion, certificate, instrument, agreement or document related hereto (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of the Lender's rights or remedies with respect thereto or in the preservation of the Lender's priorities under the documentation executed and delivered in connection therewith), and stamp and other taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Interim Note and the Note) herein contemplated and to hold the Lender free and harmless in connection with any liability arising from the nonpayment of any such stamp or other taxes in connection with this Agreement; the Borrower shall also pay all out-of-pocket costs and expenses incurred by the Lender, including, without limitation, fees and disbursements of counsel, in connection with any Event of Default hereunder and collection and other enforcement proceedings resulting therefrom.

Section 10.05 Amendments and Waivers

         Any provision of this Agreement or the Interim Note or the Note or any of the Collateral may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Guarantors or the Owner, as the case may be and the Lender.

Section 10.06 Successors and Assigns

         The provisions of this Agreement and the Consent and Agreement annexed hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower, the Guarantors or the Owner shall have the right to assign or otherwise transfer any of its rights or obligations under this Agreement, the Interim Note, the Note or the Collateral.

Section 10.07 Severability

         Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 10.08 Headings; Table of Contents

         Section headings and the table of contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.09 Governing Law

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A. WHICH ARE
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY
WITHIN THAT STATE.

Section 10.10 Counterparts

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10.11 Consent to Jurisdiction; Service of Process

         The Borrower and the Owner, and the Guarantors by their Consent and Agreement annexed hereto, irrevocably submit to the jurisdiction of any court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Interim Note, the Note or the Collateral. The Borrower and the Owner, and the Guarantors by their Consent and Agreement annexed hereto, irrevocably waive, to the fullest extent permitted by law, any objection which any thereof may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower and the Owner, and the Guarantors by their Consent and Agreement annexed hereto, consent to process being served upon any thereof in any suit, action or proceeding of the nature referred to in the first sentence of this Section 10.11 by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at its address specified on the signature page hereof. The Borrower, the Owner, and the Guarantors by their Consent and Agreement attached hereto, agree that such service (a) shall be deemed in every respect effective service of process upon any thereof in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to any thereof. Nothing in this Section
10.11 shall affect the right of the Lender to serve process in any manner permitted by law or limit the right of the Lender to bring proceedings against the Borrower, the Owner or any Guarantor in the courts of any jurisdiction or jurisdictions.

Section 10.12 Disclosure of Information

         The Lender may disclose to, or exchange or discuss with, any other corporation, partnership, individual or governmental entity (the Lender and each such other corporation, partnership, individual and/or governmental entity being hereby irrevocably authorized to do so) any information concerning the Borrower, the Owner or any Guarantor (whether received by the Lender or such other corporation, partnership, individual or governmental entity in connection with or pursuant to this Agreement or otherwise) for the purpose of protecting, preserving, exercising or enforcing any rights hereunder or under the Note or any of the Collateral, or consulting with respect to any such rights of the Borrower, the Owner or any Guarantor and the Lender may disclose to any such other corporation, partnership, individual or governmental entity any such information as may be required by applicable law.

Section 10.13 Waiver of Jury Trial

         THE LENDER AND THE BORROWER AND THE OWNER, AND EACH GUARANTOR BY THEIR CONSENT AND AGREEMENT ANNEXED HERETO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE INTERIM NOTE, THE NOTE, THE GUARANTEES, THE COLLATERAL AND THE TRANSACTIONS
CONTEMPLATED HEREBY.

Section 10.14 Indemnity

         The Borrower and the Owner, and each Guarantor (to the extent of its percentage guaranteed) by their Consent and Agreement annexed hereto, hereby indemnify the Lender, its successors and assigns, and their respective stockholders, partners, directors, officers, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the repayment of the Loan) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any violation by the Borrower, the Owner or any Guarantor or any of its subsidiaries of any applicable Environmental Law,
(ii) the management, use, control, ownership or operation or property or assets by the Borrower, the Owner or any Guarantor or any of their respective subsidiaries or affiliates (or, after foreclosure, by the Lender or its successors or assigns), including, but not limited to, any Environmental Claim and (iii) the breach of any representation or warranty set forth in Article
V hereof, the Mortgage or the Stock Pledge Agreement, and if, and to the extent that, the obligations of the Borrower, the Owner or any Guarantor under this Section are unenforceable for any reason, the Borrower, the Owner and each Guarantor agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Borrower, the Owner and each Guarantor under this Section shall survive the termination of this Agreement and the payment of the Loan.

Section 10.15 Entire Agreement

         This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to the transactions contemplated hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.



GERALDTON NAVIGATION COMPANY INCORPORATED


By:/s/ Vincent J. de Sostoa
        Vice President

   Address: c/o OMI Corp.
             90 Park Avenue
             New York, New York 10016
             Facsimile: 212-297-2288
    Copy to: IMC Development & Management Ltd.
             One Pacific Place, Suite 703
             88 Queensway, Hong Kong
             Facsimile: 852-596-0050


HAYES NAVIGATION CO. PTE LTD.


By:/s Vincent J. de Sostoa
       Vice President

   Address: c/o IMC Shipping Co. Pte. Ltd.
            100 Beach Road
            23-00 Shaw Towers
            Singapore 0718
            Facsimile: 65-299-9881


LARSEN SHIP FINANCE CO.


By:/s/ H. Iwasaki
         Attorney-in-Fact

   Address: c/o Sumitomo Corporation of America (Attn: NYKKD)
       345 Park Ave
            New York, New York 10154
            Facsimile: 212-207-0845